U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

           Date of Report (Earliest event reported): October 29 2003

                            NOVA COMMUNICATIONS, INC.

           NEVADA                                     95-4756822
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   (State or other jurisdiction             (IRS employer Identification No.)
      of incorporation)


                 370 AMAPOLA AVE., SUITE 202, TORRANCE, CA 90501
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           (Address of principal executive offices including zip code)

                                 (310) 642-0200
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                 (Issuer's telephone number including area code)



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         Palaut Management, Inc. has returned to the Registrant for cancellation a total of 90 million shares of the registrant's common stock. Palaut Management, Inc. now holds 10 million shares of common stock.

         As previously disclosed, the Registrant issued to Palaut Management, Inc., a management consulting firm, an aggregate of 100,000,000 shares of its common stock pursuant to an Agreement to Convert Debt between the registrant and Palaut Management, Inc. The shares were issued in satisfaction of a promissory note due from the registrant to Palaut in the principal amount of $625,000 and in further satisfaction of unpaid management fees and unreimbursed expenses totaling in the aggregate of $317,107. The share were issued pursuant to Section 4(2) of the Securities Act of 1933 and were deemed to be "restricted securities" under the Securities Act of 1933.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2003                     NOVA COMMUNICATIONS, INC.


By: /s/ KENNETH D. OWEN
    -------------------------
        Kenneth D. Owen
        President